Q1 2026 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 05 Manufacturing & Hardware 06 Supporting Infrastructure 07 AI & Software 08 Services 09 Outlook 10 Photos & Charts 11 Key Metrics 21 Financial Statements 24 Additional Information 30 2

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation) & Digital assets gains and losses, net of tax; (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and short-term investments; (4)Active driver supervision required; does not make the vehicle autonomous; Note: all information herein refers to the current quarter unless otherwise noted. Profitability $0.9B GAAP operating income $0.5B GAAP net income $1.5B non-GAAP net income1 We continued to make meaningful progress on the build out of the infrastructure and AI software that underpins our Robotaxi and future robotics businesses in Q1. We commenced ramp of additional AI compute, new factories across battery and battery materials, and further prepared lines for start of production of Megapack 3, Cybercab and the Tesla Semi. We saw continued growth in demand for our vehicles in markets in APAC and South America, while also seeing a rebound of demand in both EMEA and North America. We are making the necessary investments that will ensure our access to key materials and componentry in each region across vehicle, energy and AI as trade and geopolitics become more uncertain. In recent months, we have announced further regionalization and vertical integration of critical supply chains. Our focus on affordability and utility across our vehicle lineup continues to be a key competitive advantage, particularly as gas-powered alternatives become more expensive due to their reliance on a more sensitive and less flexible energy supply chain. We are excited about Tesla’s positioning in 2026 with tailwinds persisting for the autos business, our continued progress on FSD (Supervised)4, the ramp of Robotaxi, progress on Optimus ahead of mass production and the growth of our energy production capacity. There remains significant effort and hard work to realize our mission of Amazing Abundance. As always, we are focused on maintaining a rapid pace of innovation in new and exciting technologies – such as electrification, cutting-edge software and artificial intelligence – expanding our lead in advanced manufacturing and increasing supply chain resilience to ensure we manage future risk to our scale. The future is incredibly bright. Cash Operating cash flow of $3.9B Free cash flow2 of $1.4B $0.7B increase in our cash and investments3 Operations Received approval for FSD (Supervised)4 in Netherlands in April Launched unsupervised Robotaxi rides in Dallas and Houston in April Began ramping lithium, cathode and LFP production 3

F I N A N C I A L   S U M M A R Y

(Unaudited)

| ($ in millions, except percentages and per share data) | Q1-2025 | Q2-2025 | Q3-2025 | Q4-2025 | Q1-2026 | YoY |
|---|---|---|---|---|---|---|
| Total automotive revenues | 13,967 | 16,661 | 21,205 | 17,693 | 16,234 | 16% |
| Energy generation and storage revenue | 2,730 | 2,789 | 3,415 | 3,837 | 2,408 | -12% |
| Services and other revenue | 2,638 | 3,046 | 3,475 | 3,371 | 3,745 | 42% |
| | | | | | | |
| Total revenues | 19,335 | 22,496 | 28,095 | 24,901 | 22,387 | 16% |
| Total gross profit | 3,153 | 3,878 | 5,054 | 5,009 | 4,720 | 50% |
| Total GAAP gross margin | 16.3% | 17.2% | 18.0% | 20.1% | 21.1% | 478 bp |
| | | | | | | |
| Operating expenses | 2,754 | 2,955 | 3,430 | 3,600 | 3,779 | 37% |
| Income from operations | 399 | 923 | 1,624 | 1,409 | 941 | 136% |
| Operating margin | 2.1% | 4.1% | 5.8% | 5.7% | 4.2% | 214 bp |
| | | | | | | |
| Adjusted EBITDA | 2,814 | 3,401 | 4,227 | 4,154 | 3,668 | 30% |
| Adjusted EBITDA margin | 14.6% | 15.1% | 15.0% | 16.7% | 16.4% | 183 bp |
| | | | | | | |
| Net income attributable to common stockholders (GAAP) | 409 | 1,172 | 1,373 | 840 | 477 | 17% |
| Net income attributable to common stockholders (non-GAAP) | 934 | 1,393 | 1,770 | 1,761 | 1,453 | 56% |
| | | | | | | |
| EPS attributable to common stockholders, diluted (GAAP) | 0.12 | 0.33 | 0.39 | 0.24 | 0.13 | 8% |
| EPS attributable to common stockholders, diluted (non-GAAP) | 0.27 | 0.40 | 0.50 | 0.50 | 0.41 | 52% |
| | | | | | | |
| Net cash provided by operating activities | 2,156 | 2,540 | 6,238 | 3,813 | 3,937 | 83% |
| Capital expenditures | (1,492) | (2,394) | (2,248) | (2,393) | (2,493) | 67% |
| Free cash flow | 664 | 146 | 3,990 | 1,420 | 1,444 | 117% |
| Cash, cash equivalents and short-term investments | 36,996 | 36,782 | 41,647 | 44,059 | 44,743 | 21% |

4

## OPERATIONAL SUMMARY

(Unaudited)

| | Q1-2025 | Q2-2025 | Q3-2025 | Q4-2025 | Q1-2026 | YoY |
|---|---|---|---|---|---|---|
| Model 3/Y production | 345,454 | 396,835 | 435,826 | 422,652 | 394,611 | 14% |
| Other models production | 17,161 | 13,409 | 11,624 | 11,706 | 13,775 | -20% |
| **Total production** | **362,615** | **410,244** | **447,450** | **434,358** | **408,386** | **13%** |
| | | | | | | |
| Model 3/Y deliveries | 323,800 | 373,728 | 481,166 | 406,585 | 341,893 | 6% |
| Other models deliveries | 12,881 | 10,394 | 15,933 | 11,642 | 16,130 | 25% |
| **Total deliveries** | **336,681** | **384,122** | **497,099** | **418,227** | **358,023** | **6%** |
| of which subject to operating lease accounting | 13,721 | 6,670 | 10,230 | 10,996 | 3,430 | -75% |
| | | | | | | |
| Cumulative deliveries[1] (all-time; mil) | 7.6 | 8.0 | 8.5 | 8.9 | 9.2 | 21% |
| Active FSD Subscriptions[2] (mil) | 0.85 | 0.95 | 1.04 | 1.10 | 1.28 | 51% |
| | | | | | | |
| Total end of quarter operating lease (new vehicle) count[3] | 179,930 | 172,882 | 167,163 | 163,075 | 151,991 | -16% |
| Global vehicle inventory (days of supply)[4] | 22 | 24 | 10 | 15 | 27 | 23% |
| | | | | | | |
| Storage deployed (GWh) | 10.4 | 9.6 | 12.5 | 14.2 | 8.8 | -15% |
| | | | | | | |
| Supercharger stations | 7,131 | 7,377 | 7,753 | 8,182 | 8,463 | 19% |
| Supercharger connectors | 67,316 | 70,228 | 73,817 | 77,682 | 79,918 | 19% |

[1] In accordance with our 2025 CEO Performance Award, metric includes all new Tesla vehicles delivered to customers plus any unsupervised Robotaxis placed into commercial operation. For further detail see our 2025 Proxy Statement.
[2] In accordance with our 2025 CEO Performance Award, metric includes both up-front payment and monthly subscriptions and excludes free trials. For further detail see our 2025 Proxy Statement.
[3] Beginning in Q4'25, end of quarter operating lease count pertains only to new vehicles. Q3'25 has been adjusted to exclude used vehicles.
[4] Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).

5 TESLA

MANUFACTURING & HARDWARE

## Automotive

We are focused on optimizing our vehicle product portfolio, with an emphasis on vehicles designed for a fully autonomous future. We continued the launch of Model 3 and Model Y trims globally, including the roll-out of the Model YL in markets outside of China and more affordable trims of both models. We also began deliveries of Cybertruck in the UAE.

We expect volume production of both Cybercab and the Tesla Semi this year.

## Energy generation and storage

Progress continued at the new Megafactory outside Houston, which will produce the Megapack 3 for Megablock. Start of production is on track for later this year. We began meaningful customer deployments of Tesla's first in-house designed solar panel produced at Gigafactory New York. The new panel has 18 individual power zones – 3x more than a conventional residential panel – enabling it to reliably produce more energy in shady conditions. Other innovations include improved aesthetics and faster and simpler installation.

## Robotics

Preparations for our first large-scale Optimus factory will begin shortly in Q2. The first-generation line, designed for 1 million robots a year, will replace the Model S and Model X lines in Fremont. We are also preparing Gigafactory Texas for the second-generation line, which is being designed for long-term annual production capacity of 10 million robots.

**Installed Annual Manufacturing Capacity**

| Region | Product | Capacity | Status |
|---|---|---|---|
| | **Automotive** | | |
| California | **Model 3 / Model Y** | >550,000 | Production |
| Shanghai | **Model 3 / Model Y** | >950,000 | Production |
| Berlin | **Model Y** | >375,000 | Production |
| Texas | **Model Y** | >250,000 | Production |
| | **Cybertruck** | >125,000 | Production |
| | **Cybercab** | - | Pilot Production |
| Nevada | **Tesla Semi** | - | Pilot Production |
| TBD | **Roadster** | - | Design development |
| | **Energy Generation and Storage** | | |
| California | **Megapack** | 40 GWh | Production |
| Nevada | **Powerwall** | >6 GWh | Production |
| Shanghai | **Megapack** | 20 GWh | Production |
| Texas | **Megapack** | - | Construction |
| | **Robotics** | | |
| California | **Optimus** | - | Construction |
| Texas | **Optimus** | - | Construction |

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation.

6

TESLA

S U P P O R T I N G I N F R A S T R U C T U R E Installed Annual Capacity Region Product Capacity Status AI Training Compute Texas Cortex 1 >100k H100e Production Cortex 2 >130k H100e Early Ramp Battery Manufacturing Nevada LFP 7 GWh Early Ramp Texas 4680 40 GWh Production Cathode Materials 10 GWh Early Ramp Lithium Refining 30 GWh Early Ramp capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Early ramp capacity includes expected capacity. AI Training Compute Cortex 2 is now online and has started running training workloads. We continue to ramp our onsite training infrastructure to ensure sufficient compute resources for the development of our AI products and services. We are also continuing our custom silicon development with Dojo 3 in an effort to reduce the cost of training over time. Battery Ramp has begun across our new battery and material factories, including LFP cells in Nevada, cathode material and lithium refining in Texas. Battery pack capacity continues to be the limiting factor on ramping our vehicle production, and the team is actively working on initiatives to increase capacity. Other Supporting Infrastructure Gigafactory New York is now producing V4 Supercharging cabinets, which boast 3x the power density and 2x the number of stalls per cabinet compared to V3. Alongside the ramp of Tesla Semi, we are deploying public Megachargers, including our first one in Southern California. While we aim to leverage as much of our existing investments as possible, we continue to build out our supporting infrastructure for our vehicle and mobility businesses, including Robotaxi expansion, across established and growth markets around the world. In Q1, we added over 2,200 net new Supercharging stalls, growing the network 19% year-over-year. This year we look to increase our presence in Japan by doubling our service centers and expanding our Supercharger coverage in the world's third largest vehicle market. 7 Tesla AI Training Capacity Ramp (H100 equivalent GPUs) 0 50,000 100,000 150,000 200,000 250,000 300,000 Existing Capacity Future Planned Capacity

AI5 Tape Out A I & S O F T W A R E Cumulative Miles Driven with FSD (Supervised)1 (billions) AI Software Our latest version of FSD (Supervised)1, v14.3, launched in April. We upgraded the Reinforcement Learning stage of training to better handle “long-tail” edge cases, enhanced the neural network vision encoder for sharper perception in low-visibility scenarios and rewrote the AI compiler to accelerate model iterations as well as the runtime to cut inference latency by up to 20%. These architectural advances will help accelerate our efforts to eventually deploy unsupervised autonomy on both the Robotaxi fleet and customer-owned vehicles. Digital Optimus represents the next evolution of our AI development. We are working on automating digital workloads, building an intelligence layer that will complement the real-world AI we have built to operate vehicles and humanoid robots. AI Inference Compute Coinciding with Robotaxi and Optimus ramps, we are expanding our scope of manufacturing to include semiconductor fabrication, an important step to ensure sufficient and resilient chip supply. Our partnership with SpaceX aims to build the largest chip fab ever: vertically integrating logic, memory and advanced packaging to allow for rapid iteration as we anticipate greater chip demand than what existing and planned industry capacity can accommodate. This begins with the Tesla-owned Research Fab on our Gigafactory Texas campus. In April, we completed the final chip design of our next-generation AI5 inference processor. Automotive and Other Software In April, we began rolling out the Spring Update which includes a new in-vehicle Self-Driving App (AI4 vehicles) – users can subscribe to FSD (Supervised)1, learn how to use the feature and view ongoing stats. Customers can launch Grok by saying “Hey Grok,” and set location-based reminders. Accent lights can now turn red when an object is in your blind spot and your turn signal is engaged. Pet Mode allows users to name their pet and choose between dog, cat or hedgehog.8 (1) Active driver supervision required; does not make the vehicle autonomous 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before

S E R V I C E S Announced Near-Term Planned Robotaxi Coverage Cumulative Paid Robotaxi Miles 9 State Metro Status California SF Bay Area Safety Driver3 Texas Austin Ramping Unsupervised Dallas Ramping Unsupervised Houston Ramping Unsupervised Arizona Phoenix Preparations Underway Florida Miami Preparations Underway Orlando Preparations Underway Tampa Preparations Underway Nevada Las Vegas Preparations Underway (1) Active driver supervision required; does not make the vehicle autonomous. (2) Applies to new policies in Indiana, Tennessee, Texas, Arizona, Virginia and Illinois (3) Pursuant to CA TCP permit # TCP0046782 - A Robotaxi In Q1, paid Robotaxi miles nearly doubled sequentially. Once in production, we expect that Cybercab will begin to replace the existing Model Y fleet and will be the largest volume vehicle in the fleet over time. We continued laying the groundwork for expansion of our Robotaxi service to additional major U.S. metros, including testing and permitting, allowing us to quickly launch new markets once we are ready. Our top priority remains safety. We further expanded our unsupervised operation area in Austin and launched unsupervised rides in both Dallas and Houston in April. FSD (Supervised)1 We began moving FSD (Supervised) to subscription-only. Adoption (attachment to new purchases) and penetration (total users among the eligible fleet) both continued to grow, with record net new subscriptions in Q1. A major focus is increasing awareness of the safety and convenience provided by FSD (Supervised) as we evolve our sales strategy to position FSD (Supervised) as the product, with promising early signs. We received approval to deploy FSD (Supervised) in the Netherlands in April, which clears the path for potential approval in other EU countries. We continue to make progress on approval in China. Automotive Services We continue to invest in ancillary services to increase the convenience for our customers while lowering total cost of ownership. With the continued rapid progress on FSD (Supervised)1, the latest version of Safety Score enables every mile driven with FSD (Supervised) to receive a score of 100, enabling Tesla insurance customers2 to maintain a higher Safety Score over time, resulting in lower monthly insurance premiums. The reduction in premiums, in certain cases, can more than compensate for the monthly price of FSD (Supervised). 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 Cumulative Paid Robotaxi Miles

O U T L O O K Volume We are focused on maximum capacity utilization at our factories. Deliveries and deployments will be impacted by aggregate demand for our products, supply chain readiness and allocation decisions between sale to customers or use for our owned and operated fleet. Cash We will manage the businesses such that we ensure a strong balance sheet, maintaining sufficient liquidity to fund our product roadmap, long-term capacity expansion plans – including further vertical integration – and other expenses. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware- related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product We continue to evolve and augment our product lineup with a focus on cost, scale and future monetization opportunities via services powered by our AI software. We remain focused on growing our sales volumes through a differentiated and efficiently managed product portfolio, which includes leveraging and optimizing our existing production capacity before building new factories and production lines. Cybercab, Tesla Semi and Megapack 3 are on schedule for volume production starting in 2026. First-generation production lines for Optimus are being installed in anticipation of volume production. Capacity build out and ramp related to our multi-year infrastructure initiatives, including AI compute, solar, battery material and semiconductor manufacturing are underway. 10

P H O T O S & C H A R T S

C O R T E X 2 – B U I L D I N G C O N S T R U C T I O N A T G I G A F A C T O R Y T E X A S 12

C O R T E X 2 – A I T R A I N I N G C L U S T E R 13

M E G A F A C T O R Y T E X A S – B O D Y – I N – W H I T E L I N E 14

T E S L A S E M I – P R O D U C T I O N L I N E 15

O P T I M U S F A C T O R Y S I T E P R E P A R A T I O N – G I G A F A C T O R Y T E X A S I N T H E B A C K G R O U N D 16

17 R E S E A R C H F A B – G R O U N D B R E A K I N G

18 L F P F A C T O R Y – F I R S T P R O D U C T I O N M O D U L E S

19 C Y B C E R C A B T E A M – S T A R T O F P R O D U C T I O N A T G I G A F A C T O R Y T E X A S

20 C Y B C E R C A B T E A M – S T A R T O F P R O D U C T I O N A T G I G A F A C T O R Y T E X A S

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 21 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 -3 -2 -1 0 1 2 3 4 5 6 7 0 1 2 3 4 5 6 7 8

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 22 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 0 2 4 6 8 10 12 14 16 18 0 2 4 6 8 10 12 14 16 18 20

Revenue Total quarterly revenue increased 16% YoY to $22.4B. YoY, revenue was impacted by the following items(1): + increase in vehicle deliveries + growth in Services and Other + positive FX impact of $0.9B1 + higher vehicle average selling price (ASP) (excl. FX impact1), inclusive of mix impact + higher automotive ancillary sales, primarily driven by an increase in FSD sales and subscriptions - lower Energy Generation and Storage revenue - lower regulatory credit revenue Profitability Our quarterly operating income increased 136% YoY to $0.9B, resulting in a 4.2% operating margin. YoY, operating income was primarily impacted by the following items(1): + increase in automotive one-time benefits related to warranty and tariffs + growth in Services and Other gross profit + higher vehicle average selling price (ASP) (excl. FX impact1), inclusive of mix impact + increase in energy one-time benefits related to tariffs + positive FX impact of $0.2B1 + higher automotive ancillary sales, primarily driven by an increase in FSD sales and subscriptions + lower average cost per vehicle due to lower material costs + increase in vehicle deliveries - increase in operating expenses driven by AI and other R&D projects, 2025 CEO award SBC and SG&A - lower regulatory credit revenue Cash Quarter-end cash, cash equivalents and short-term investments was $44.7B. The sequential increase of $0.7B was primarily the result of $1.4B free cash flow and $1.2B financing cash inflow, partly offset by $2.0B for the SpaceX equity investment. 23 (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q1’25. K E Y M E T R I C S Y E A R – O V E R – Y E A R F I N A N C I A L S U M M A R Y

F I N A N C I A L S T A T E M E N T S

## STATEMENT OF OPERATIONS
(Unaudited)

| In millions of USD or shares as applicable, except per share data | Q1-2025 | Q2-2025 | Q3-2025 | Q4-2025 | Q1-2026 |
|---|---|---|---|---|---|
| REVENUES | | | | | |
| Automotive sales | 12,925 | 15,787 | 20,359 | 16,750 | 15,473 |
| Automotive regulatory credits | 595 | 439 | 417 | 542 | 380 |
| Automotive leasing | 447 | 435 | 429 | 401 | 381 |
| Total automotive revenues | 13,967 | 16,661 | 21,205 | 17,693 | 16,234 |
| Energy generation and storage | 2,730 | 2,789 | 3,415 | 3,837 | 2,408 |
| Services and other | 2,638 | 3,046 | 3,475 | 3,371 | 3,745 |
| **Total revenues** | **19,335** | **22,496** | **28,095** | **24,901** | **22,387** |
| COST OF REVENUES | | | | | |
| Automotive sales | 11,461 | 13,567 | 17,365 | 13,874 | 12,616 |
| Automotive leasing | 239 | 228 | 225 | 206 | 196 |
| Total automotive cost of revenues | 11,700 | 13,795 | 17,590 | 14,080 | 12,812 |
| Energy generation and storage | 1,945 | 1,943 | 2,342 | 2,739 | 1,456 |
| Services and other | 2,537 | 2,880 | 3,109 | 3,073 | 3,399 |
| Total cost of revenues | 16,182 | 18,618 | 23,041 | 19,892 | 17,667 |
| **Gross profit** | **3,153** | **3,878** | **5,054** | **5,009** | **4,720** |
| OPERATING EXPENSES | | | | | |
| Research and development | 1,409 | 1,589 | 1,630 | 1,783 | 1,946 |
| Selling, general and administrative | 1,251 | 1,366 | 1,562 | 1,655 | 1,833 |
| Restructuring and other | 94 | — | 238 | 162 | — |
| Total operating expenses | 2,754 | 2,955 | 3,430 | 3,600 | 3,779 |
| **INCOME FROM OPERATIONS** | **399** | **923** | **1,624** | **1,409** | **941** |
| Interest income | 400 | 392 | 439 | 449 | 434 |
| Interest expense | (91) | (86) | (76) | (85) | (92) |
| Other (expense) income, net | (119) | 320 | (28) | (592) | (535) |
| INCOME BEFORE INCOME TAXES | 589 | 1,549 | 1,959 | 1,181 | 748 |
| Provision for income taxes | 169 | 359 | 570 | 325 | 257 |
| NET INCOME | 420 | 1,190 | 1,389 | 856 | 491 |
| Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries | 11 | 18 | 16 | 16 | 14 |
| **NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS** | **409** | **1,172** | **1,373** | **840** | **477** |
| | | | | | |
| Net income per share of common stock attributable to common stockholders | | | | | |
| Basic | $ 0.13 | $ 0.36 | $ 0.43 | $ 0.26 | $ 0.15 |
| Diluted | $ 0.12 | $ 0.33 | $ 0.39 | $ 0.24 | $ 0.13 |
| Weighted average shares used in computing net income per share of common stock | | | | | |
| Basic | 3,218 | 3,223 | 3,227 | 3,231 | 3,234 |
| Diluted | 3,521 | 3,519 | 3,526 | 3,539 | 3,538 |

25

## BALANCE SHEET

(Unaudited)

| In millions of USD` | 31-Mar-25 | 30-Jun-25 | 30-Sep-25 | 31-Dec-25 | 31-Mar-26 |
|---|---|---|---|---|---|
| ASSETS | | | | | |
| Current assets | | | | | |
| Cash, cash equivalents and short-term investments | 36,996 | 36,782 | 41,647 | 44,059 | 44,743 |
| Accounts receivable, net | 3,782 | 3,838 | 4,703 | 4,576 | 3,959 |
| Inventory | 13,706 | 14,570 | 12,276 | 12,392 | 14,434 |
| Prepaid expenses and other current assets | 4,905 | 5,943 | 6,027 | 7,615 | 6,612 |
| Total current assets | 59,389 | 61,133 | 64,653 | 68,643 | 69,748 |
| Operating lease vehicles, net | 5,477 | 5,230 | 5,019 | 4,912 | 4,530 |
| Energy generation and storage systems, net | 4,855 | 4,788 | 4,673 | 4,604 | 4,565 |
| Property, plant and equipment, net | 37,088 | 38,574 | 39,407 | 40,643 | 43,213 |
| Operating lease right-of-use assets | 5,330 | 5,633 | 5,783 | 6,027 | 6,332 |
| Digital assets | 951 | 1,235 | 1,315 | 1,008 | 786 |
| Deferred tax assets | 6,687 | 6,721 | 6,637 | 6,925 | 7,060 |
| Other non-current assets [2] | 5,334 | 5,253 | 6,248 | 5,045 | 7,490 |
| **Total assets** | **125,111** | **128,567** | **133,735** | **137,806** | **143,724** |
| LIABILITIES AND EQUITY | | | | | |
| Current liabilities | | | | | |
| Accounts payable | 13,471 | 13,212 | 12,819 | 13,371 | 14,696 |
| Accrued liabilities and other | 10,802 | 11,519 | 12,791 | 13,279 | 14,554 |
| Deferred revenue | 3,243 | 3,237 | 3,756 | 3,424 | 3,441 |
| Current portion of debt and finance leases (1) | 2,237 | 2,040 | 1,924 | 1,640 | 1,447 |
| Total current liabilities | 29,753 | 30,008 | 31,290 | 31,713 | 34,138 |
| Debt and finance leases, net of current portion (1) | 5,292 | 5,180 | 5,778 | 6,736 | 7,782 |
| Deferred revenue, net of current portion | 3,610 | 3,764 | 3,746 | 3,631 | 3,847 |
| Other long-term liabilities | 11,038 | 11,543 | 12,205 | 12,860 | 13,155 |
| **Total liabilities** | **49,693** | **50,495** | **53,019** | **54,940** | **58,922** |
| Redeemable noncontrolling interests in subsidiaries | 62 | 61 | 59 | 58 | 57 |
| Total stockholders' equity | 74,653 | 77,314 | 79,970 | 82,139 | 84,116 |
| Noncontrolling interests in subsidiaries | 703 | 697 | 687 | 670 | 629 |
| **Total liabilities and equity** | **125,111** | **128,567** | **133,735** | **137,806** | **143,724** |
| | | | | | |
| (1) Breakdown of our debt is as follows: | | | | | |
| Non-recourse debt | 7,238 | 6,953 | 7,458 | 8,150 | 9,017 |
| Recourse debt | 6 | 3 | 3 | 3 | 2 |
| | | | | | |
| Days sales outstanding | 19 | 15 | 14 | 17 | 17 |
| Days payable outstanding | 72 | 65 | 52 | 61 | 71 |

[2] Beginning in Q4'25, other non-current assets is presented inclusive of goodwill and intangible assets, net and all prior periods have been adjusted

26 T E S L A

## STATEMENT OF CASH FLOWS

(Unaudited)

| In millions of USD | Q1-2025 | Q2-2025 | Q3-2025 | Q4-2025 | Q1-2026 |
|---|---|---|---|---|---|
| CASH FLOWS FROM OPERATING ACTIVITIES | | | | | |
| Net income | 420 | 1,190 | 1,389 | 856 | 491 |
| Adjustments to reconcile net income to net cash provided by operating activities: | | | | | |
| Depreciation, amortization and impairment | 1,447 | 1,433 | 1,625 | 1,643 | 1,590 |
| Stock-based compensation | 573 | 635 | 663 | 954 | 1,030 |
| Inventory and purchase commitments write-downs | 112 | 136 | 65 | 49 | 77 |
| Foreign currency transaction loss, net | 30 | 24 | 106 | 292 | 287 |
| Deferred income taxes | (43) | 52 | 225 | (111) | (136) |
| Non-cash interest and other operating activities | 46 | 27 | 162 | 37 | 1 |
| Digital assets loss (gain), net | 125 | (284) | (80) | 307 | 222 |
| Changes in operating assets and liabilities | | | | | |
| Accounts receivable | 630 | (29) | (907) | 45 | 561 |
| Inventory | (1,704) | (703) | 1,991 | (214) | (2,255) |
| Operating lease vehicles | (76) | 141 | (11) | (79) | 174 |
| Prepaid expenses and other assets | (419) | (718) | (1,143) | (901) | 231 |
| Accounts payable, accrued and other liabilities | 706 | 627 | 1,646 | 1,397 | 1,401 |
| Deferred revenue | 309 | 9 | 507 | (462) | 263 |
| **Net cash provided by operating activities** | **2,156** | **2,540** | **6,238** | **3,813** | **3,937** |
| CASH FLOWS FROM INVESTING ACTIVITIES | | | | | |
| Capital expenditures | (1,492) | (2,394) | (2,248) | (2,393) | (2,493) |
| Purchase of SpaceX equity investment | — | — | — | — | (2,002) |
| Purchases of short-term investments | (6,015) | (7,485) | (11,402) | (12,207) | (8,318) |
| Proceeds from maturities of short-term investments | 5,856 | 6,935 | 9,295 | 8,072 | 7,790 |
| **Net cash used in investing activities** | **(1,651)** | **(2,944)** | **(4,355)** | **(6,528)** | **(5,023)** |
| CASH FLOWS FROM FINANCING ACTIVITIES | | | | | |
| Proceeds from issuances of debt | 625 | 2,425 | 1,182 | 1,354 | 4,331 |
| Repayments of debt | (1,301) | (2,828) | (669) | (748) | (3,530) |
| Debt issuance costs | — | (1) | (4) | (1) | — |
| Proceeds from exercises of stock options and other stock issuances | 313 | 215 | 512 | 146 | 361 |
| Principal payments on finance leases | (48) | (19) | (18) | (19) | (18) |
| Proceeds received from directors in shareholder settlement | 277 | — | — | — | — |
| (Payment) recovery of legal fees associated with shareholder settlement | (176) | — | — | — | 98 |
| Distributions paid to noncontrolling interests in subsidiaries | (22) | (14) | (20) | (22) | (70) |
| **Net cash (used in) provided by financing activities** | **(332)** | **(222)** | **983** | **710** | **1,172** |
| | | | | | |
| Effect of exchange rate changes on cash and cash equivalents and restricted cash | 40 | 111 | (17) | 37 | (47) |
| Net increase (decrease) in cash and cash equivalents and restricted cash | 213 | (515) | 2,849 | (1,968) | 39 |
| Cash and cash equivalents and restricted cash at beginning of period | 17,037 | 17,250 | 16,735 | 19,584 | 17,616 |
| Cash and cash equivalents and restricted cash at end of period | 17,250 | 16,735 | 19,584 | 17,616 | 17,655 |

27

## RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

| In millions of USD or shares as applicable, except per share data | Q1-2025 | Q2-2025 | Q3-2025 | Q4-2025 | Q1-2026 |
|---|---|---|---|---|---|
| **Net income attributable to common stockholders (GAAP)** | **409** | **1,172** | **1,373** | **840** | **477** |
| Stock-based compensation expense, net of tax | 428 | 443 | 459 | 682 | 803 |
| Digital assets loss (gain), net of tax | 97 | (222) | (62) | 239 | 173 |
| **Net income attributable to common stockholders (non-GAAP)** | **934** | **1,393** | **1,770** | **1,761** | **1,453** |
| | | | | | |
| **EPS attributable to common stockholders, diluted (GAAP)** | **0.12** | **0.33** | **0.39** | **0.24** | **0.13** |
| Stock-based compensation expense, net of tax, per share | 0.12 | 0.13 | 0.13 | 0.19 | 0.23 |
| Digital assets loss (gain), net of tax, per share | 0.03 | (0.06) | (0.02) | 0.07 | 0.05 |
| **EPS attributable to common stockholders, diluted (non-GAAP)** | **0.27** | **0.40** | **0.50** | **0.50** | **0.41** |
| Shares used in EPS calculation, diluted (GAAP and non-GAAP) | 3,521 | 3,519 | 3,526 | 3,539 | 3,538 |
| | | | | | |
| **Net income attributable to common stockholders (GAAP)** | **409** | **1,172** | **1,373** | **840** | **477** |
| Interest expense | 91 | 86 | 76 | 85 | 92 |
| Provision for income taxes | 169 | 359 | 570 | 325 | 257 |
| Depreciation, amortization and impairment | 1,447 | 1,433 | 1,625 | 1,643 | 1,590 |
| Stock-based compensation expense | 573 | 635 | 663 | 954 | 1,030 |
| Digital assets loss (gain), net | 125 | (284) | (80) | 307 | 222 |
| **Adjusted EBITDA (non-GAAP)** | **2,814** | **3,401** | **4,227** | **4,154** | **3,668** |
| Total revenues | 19,335 | 22,496 | 28,095 | 24,901 | 22,387 |
| **Adjusted EBITDA margin (non-GAAP)** | **14.6%** | **15.1%** | **15.0%** | **16.7%** | **16.4%** |
| | | | | | |
| **Automotive gross margin (GAAP)** | **16.2%** | **17.2%** | **17.0%** | **20.4%** | **21.1%** |
| Less: Total regulatory credit revenue recognized | 3.7% | 2.2% | 1.6% | 2.5% | 1.9% |
| **Automotive gross margin excluding regulatory credit sales (non-GAAP)** | **12.5%** | **15.0%** | **15.4%** | **17.9%** | **19.2%** |

28
T E S L A

## RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

| In millions of USD | 3Q-2022 | 4Q-2022 | 1Q-2023 | 2Q-2023 | 3Q-2023 | 4Q-2023 | 1Q-2024 | 2Q-2024 | 3Q-2024 | 4Q-2024 | 1Q-2025 | 2Q-2025 | 3Q-2025 | 4Q-2025 | 1Q-2026 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Net cash provided by operating activities (GAAP) | 5,100 | 3,278 | 2,513 | 3,065 | 3,308 | 4,370 | 242 | 3,612 | 6,255 | 4,814 | 2,156 | 2,540 | 6,238 | 3,813 | 3,937 |
| Capital expenditures (1) | (1,803) | (1,858) | (2,073) | (2,060) | (2,459) | (2,307) | (2,777) | (2,272) | (3,513) | (2,780) | (1,492) | (2,394) | (2,248) | (2,393) | (2,493) |
| Free cash flow (non-GAAP) (1) | 3,297 | 1,420 | 440 | 1,005 | 849 | 2,063 | (2,535) | 1,340 | 2,742 | 2,034 | 664 | 146 | 3,990 | 1,420 | 1,444 |

| In millions of USD | 3Q-2022 | 4Q-2022 | 1Q-2023 | 2Q-2023 | 3Q-2023 | 4Q-2023 | 1Q-2024 | 2Q-2024 | 3Q-2024 | 4Q-2024 | 1Q-2025 | 2Q-2025 | 3Q-2025 | 4Q-2025 | 1Q-2026 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Net income attributable to common stockholders (GAAP) (2) | 3,292 | 3,687 | 2,513 | 2,703 | 1,853 | 7,928 | 1,390 | 1,400 | 2,173 | 2,128 | 409 | 1,172 | 1,373 | 840 | 477 |
| Interest expense | 53 | 33 | 29 | 28 | 38 | 61 | 76 | 86 | 92 | 96 | 91 | 86 | 76 | 85 | 92 |
| Provision for (benefit from) income taxes (2) | 305 | 276 | 261 | 323 | 167 | (5,752) | 483 | 371 | 602 | 381 | 169 | 359 | 570 | 325 | 257 |
| Depreciation, amortization and impairment | 956 | 989 | 1,046 | 1,154 | 1,235 | 1,232 | 1,246 | 1,278 | 1,348 | 1,496 | 1,447 | 1,433 | 1,625 | 1,643 | 1,590 |
| Stock-based compensation expense | 362 | 419 | 418 | 445 | 465 | 484 | 524 | 439 | 457 | 579 | 573 | 635 | 663 | 954 | 1,030 |
| Digital assets loss (gain), net (2) | — | 34 | — | — | — | — | (335) | 100 | (7) | (347) | 125 | (284) | (80) | 307 | 222 |
| Adjusted EBITDA (non-GAAP) (2) (3) | 4,968 | 5,438 | 4,267 | 4,653 | 3,758 | 3,953 | 3,384 | 3,674 | 4,665 | 4,333 | 2,814 | 3,401 | 4,227 | 4,154 | 3,668 |

| In millions of USD | 2Q-2023 | 3Q-2023 | 4Q-2023 | 1Q-2024 | 2Q-2024 | 3Q-2024 | 4Q-2024 | 1Q-2025 | 2Q-2025 | 3Q-2025 | 4Q-2025 | 1Q-2026 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Net cash provided by operating activities – TTM (GAAP) | 13,956 | 12,164 | 13,256 | 10,985 | 11,532 | 14,479 | 14,923 | 16,837 | 15,765 | 15,748 | 14,747 | 16,528 |
| Capital expenditures – TTM (1) | (7,794) | (8,450) | (8,899) | (9,603) | (9,815) | (10,869) | (11,342) | (10,057) | (10,179) | (8,914) | (8,527) | (9,528) |
| Free cash flow – TTM (non-GAAP) (1) | 6,162 | 3,714 | 4,357 | 1,382 | 1,717 | 3,610 | 3,581 | 6,780 | 5,586 | 6,834 | 6,220 | 7,000 |

| In millions of USD | 2Q-2023 | 3Q-2023 | 4Q-2023 | 1Q-2024 | 2Q-2024 | 3Q-2024 | 4Q-2024 | 1Q-2025 | 2Q-2025 | 3Q-2025 | 4Q-2025 | 1Q-2026 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Net income attributable to common stockholders – TTM (GAAP) (2) | 12,195 | 10,756 | 14,997 | 13,874 | 12,571 | 12,891 | 7,091 | 6,110 | 5,882 | 5,082 | 3,794 | 3,862 |
| Interest expense – TTM | 143 | 128 | 156 | 203 | 261 | 315 | 350 | 365 | 365 | 349 | 338 | 339 |
| Provision for (benefit from) income taxes – TTM (2) | 1,165 | 1,027 | (5,001) | (4,779) | (4,731) | (4,296) | 1,837 | 1,523 | 1,511 | 1,479 | 1,423 | 1,511 |
| Depreciation, amortization and impairment – TTM | 4,145 | 4,424 | 4,667 | 4,867 | 4,991 | 5,104 | 5,368 | 5,569 | 5,724 | 6,001 | 6,148 | 6,291 |
| Stock-based compensation expense – TTM | 1,644 | 1,747 | 1,812 | 1,918 | 1,912 | 1,904 | 1,999 | 2,048 | 2,244 | 2,450 | 2,825 | 3,282 |
| Digital assets loss (gain), net – TTM (2) | 34 | 34 | — | (335) | (235) | (242) | (589) | (129) | (513) | (586) | 68 | 165 |
| Adjusted EBITDA – TTM (non-GAAP) (2) (3) | 19,326 | 18,116 | 16,631 | 15,748 | 14,769 | 15,676 | 16,056 | 15,486 | 15,213 | 14,775 | 14,596 | 15,450 |

TTM = Trailing twelve months

(1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of energy generation and storage systems and all prior periods have been adjusted.

(2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

(3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

29

TESLA

A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its first quarter 2026 financial results conference call beginning at 4:30 p.m. CT on April 22, 2026 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax, (b) digital assets (gain) loss, net of tax and (c) release of valuation allowance on deferred tax assets. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for (benefit from) income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense and (e) digital assets loss (gain), net. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP automotive gross margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services and supporting infrastructure; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our facilities are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, advanced driver assistance systems, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services and robotics markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 28, 2026 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 30